                                                                     EXHIBIT 2.1

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                            ASSET PURCHASE AGREEMENT

                                    between

                      ALLTELL INFORMATION SERVICES, INC.,

                                EURONET USA INC.

                                      and

                           EFT NETWORK SERVICES, LLC

                          Dated as of January 4, 2002



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                                TABLE OF CONTENTS

                                                                                                    Page
         Section 1.        Definitions ..................................................               1

         Section 2.        Basic Transaction ............................................               6

                  (a)      Purchase and Sale of Assets ..................................               6

                  (b)      Assumption of Liabilities ....................................               6

                  (c)      Excluded Liabilities .........................................               6

                  (d)      Preliminary Purchase Price ...................................               7

                  (e)      Preparation of Net Working Capital Statements ................               7

                  (f)      The Closing ..................................................               9

                  (g)      Deliveries at the Closing ....................................               9

                  (h)      Allocation ...................................................               9

         Section 3.        Representations and Warranties of Seller .....................               9

                  (a)      Organization .................................................              10

                  (b)      Authorization of Transaction .................................              10

                  (c)      Noncontravention .............................................              10

                  (d)      Brokers' Fees ................................................              11

                  (e)      Title to Assets ..............................................              11

                  (f)      Financial Statements .........................................              11

                  (g)      Events Subsequent to December 31, 2000 .......................              11

                  (h)      Undisclosed Liabilities ......................................              12

                  (i)      Legal Compliance .............................................              13

                  (j)      Tax Matters ..................................................              13

                  (k)      Real Property ................................................              14

                  (l)      Intellectual Property ........................................              15

                  (m)      Condition and Sufficiency of Assets ..........................              19

                  (n)      Contracts ....................................................              19

                  (o)      Notes and Accounts Receivable ................................              20

                  (p)      Powers of Attorney ...........................................              21

                  (q)      Insurance ....................................................              21

                  (r)      Litigation ...................................................              21

                  (s)      Product Warranty .............................................              21


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
                  (t)      Guaranties .....................................................         21

                  (u)      Environmental, Health and Safety Matters .......................         22

                  (v)      Certain Business Relationships With Parent .....................         22

                  (w)      Employees ......................................................         22

                  (x)      Settlement Accounts ............................................         22

                  (y)      Networks .......................................................         23

         Section 4.        Representations and Warranties of Buyer ........................         23

                  (a)      Organization of Buyer ..........................................         23

                  (b)      Authorization of Transaction ...................................         23

                  (c)      Noncontravention ...............................................         23

                  (d)      Brokers' Fees ..................................................         24

         Section 5.        Post-closing Covenants .........................................         24

                  (a)      General ........................................................         24

                  (b)      Litigation Support .............................................         24

                  (c)      Transition; Sales Referrals ....................................         25

                  (d)      Confidentiality ................................................         25

                  (e)      Solicitation of Transferred Employees ..........................         25

                  (f)      Recruiting of Employees ........................................         25

                  (g)      Relocation of Facilities .......................................         25

         Section 6.        Remedies for Breaches of This Agreement ........................         26

                  (a)      Survival of Representations and Warranties .....................         26

                  (b)      Indemnification Provisions for Benefit of Buyer ................         26

                  (c)      Indemnification Provisions for Benefit of Seller ...............         27

                  (d)      Matters Involving Third Parties ................................         27

                  (e)      Determination of Adverse Consequences ..........................         28

                  (f)      Other Indemnification Provisions ...............................         28

         Section 7.        Miscellaneous ..................................................         28

                  (a)      Public Announcements and Disclosures ...........................         28

                  (b)      No Third-party Beneficiaries ...................................         29

                  (c)      Entire Agreement ...............................................         29

                  (d)      Succession and Assignment ......................................         29

                  (e)      Counterparts ...................................................         29

                  (f)      Headings .......................................................         29

                                       ii


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
                  (g)      Notices ........................................................       29

                  (h)      Governing Law ..................................................       30

                  (i)      Amendments and Waivers .........................................       30

                  (j)      Severability ...................................................       30

                  (k)      Expenses .......................................................       30

                  (l)      Construction ...................................................       30

                  (m)      Incorporation of Exhibits and Schedules ........................       31

                  (n)      Specific Performance ...........................................       31

                  (o)      Employment of Seller Employees .................................       31

                  (p)      Bulk Transfer Laws .............................................       32

                           ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT entered into as of January 4, 2002 by and between ALLTEL Information Services, Inc., an Arkansas corporation (the "Buyer"), Euronet USA Inc., an Arkansas corporation (the "Parent"), and EFT Network Services, LLC d/b/a DASH Network, an Arkansas limited liability company (the "Seller"). Buyer, Parent and Seller are referred to collectively herein as the "Parties."

         WHEREAS, Seller wishes to sell, and Buyer wishes to purchase, substantially all of the assets of Seller on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

         Section 1.  Definitions.

         "Acquired Assets" means (1) all right, title and interest in and to all of the following assets owned by Seller: (a) all tangible personal property (including the personal computers and other equipment, furniture, and other tangible personal property listed in Section 3(e) of the Disclosure Schedule),
(b) all Intellectual Property, including goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto and rights thereunder, remedies against infringements thereof and rights to protection of interests therein under the laws of all jurisdictions (including the Intellectual Property listed in Section 3(l)(i)(A) of the Disclosure Schedule, except for the Parent Intellectual Property and Third Party Intellectual Property), (c) the specific agreements, contracts, leases and licenses listed in Section 3(n) of the Disclosure Schedule, (d) all accounts, notes and other receivables, (e) all securities, (f) claims, deposits, prepayments, refunds, causes of action, rights of recovery, rights of set off and rights of recoupment (including any such item relating to the payment of Taxes) relating to any of the Acquired Assets, (g) all franchises, approvals, permits, licenses, orders, registrations, certificates, variances and similar rights obtained from governments and governmental agencies, (h) all books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings and specifications, creative materials, advertising and promotional materials, studies, reports and other printed or written materials, (i) all Cash and (j) all memberships, and all interests and rights related thereto, in the Networks; provided, however, that the Acquired Assets shall not include (A) certificates of organization, qualifications to conduct business as a foreign limited liability company, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock or membership interest transfer books, blank stock or membership interest certificates and other documents relating to the organization, maintenance and existence of Seller as a limited liability company or (B) the Parent Receivable, and (2) the assets listed in Exhibit D hereto. The Acquired Assets shall include the assets described in subparagraphs (1)(d), (e) and (i) above only in an aggregate amount equal to that indicated on the Net Working Capital Statement;.

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses.

         "Affiliate" means, with respect to any Party, any other Person that controls, is controlled by, or is under common control with, such Party.

         "Affiliated Group" means any affiliated group within the meaning of Code ss. 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

         "Assumed Liabilities" means the meaning set forth in Section 2(b) below.

          "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms or could form the basis for any specified consequence.

         "Buyer" has the meaning set forth in the preface above.

         "Cash" means cash and cash equivalents (including marketable securities and short-term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

         "Closing" has the meaning set forth in Section 2(f) below.

         "Closing Date" has the meaning set forth in Section 2(f) below.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Confidential Information" means any information concerning the businesses and affairs of Seller that is not already generally available to the public.

         "Disclosure Schedule" has the meaning set forth in Section 3 below.

         "Embedded Third Party Intellectual Property" has the meaning set forth in Section 3(l)(i) below.

         "Environmental, Health and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

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         "Escrow Agent" means J.P. Morgan Trust Company, National Association.

         "Escrow Agreement" means the Escrow Agreement executed by Buyer, the Sellers and the Escrow Agent concurrently herewith.

         "Escrow Fund" has the meaning set forth in Section 2(d)(ii).

         "Escrow Obligations" has the meaning set forth in the Escrow Agreement.

         "Estimated Net Working Capital Statement" has the meaning set forth in
Section 2(e) below.

          "Excluded Liabilities" shall have the meaning set forth in Section 2(c) below.

         "Financial Statement" has the meaning set forth in Section 3(f) below.

         "GAAP" means U.S. generally accepted accounting principles as in effect from time to time.

         "Including" shall mean "including, but not limited to."

         "Indemnifiable Claim" has the meaning set forth in the Escrow
Agreement.

         "Indemnified Party" has the meaning set forth in Section 6(d) below.

         "Indemnifying Party" has the meaning set forth in Section 6(d) below.

         "Intellectual Property" means the following: (i) all inventions, discoveries, improvements, ideas, know-how, methodology, processes, and other proprietary technology (whether or not patentable), as well as all United States and foreign patents and patent applications (including all reissues, continuations, continuations-in-part, divisions, renewals or extensions thereof); (ii) all software, algorithms, source code, object code, data structures, data models, data bases and flowcharts, any versions, updates, customizations, and modifications of the foregoing; (iii) all copyrights and copyrightable works, including but not limited to mask works, writings, designs, or other original works of authorship and derivative works thereof (including those for which registration has been applied, which are registered, or which are unregistered); (iv) all U.S., state and foreign trademarks, service marks, trade dress, trade names and other names, slogans and logos embodying indications of origin, and all goodwill associated therewith (including those for which registration has been applied, which are registered, or which are unregistered); (v) all trade secrets including confidential and other non-public information for which there exists a right in any jurisdiction to limit the use or disclosure thereof; (vi) all Internet web sites, domain names, and registrations or applications for registration thereof; (vii) all licenses, covenants not to sue and the like relating to any of the foregoing; and (viii) all documents, books and records describing, recording or otherwise used in connection with any of the foregoing.

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         "Knowledge of Seller" means the actual knowledge of any of Kenneth L.
Kerr, Ron Ferguson, Leslie Wheelock, and Mike Brown.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due), including any liability for Taxes.

         "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

         "Most Recent Financial Statements" has the meaning set forth in Section 3(f) below.

         "Most Recent Fiscal Month End" has the meaning set forth in Section 3(f) below.

         "Net Working Capital Statement" has the meaning set forth in Section 2(e) below.

         "Net Working Capital Adjustment" has the meaning set forth in Section 2(e) below.

         "Network" has the meaning set forth in Section 3(y).

         "Operating Rules" has the meaning set forth in Section 3(y).

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Parent" has the meaning set forth in the preface above.

         "Parent Contractor" has the meaning set forth in Section 3(l)(vii) below.

         "Parent Contractor Agreements" has the meaning set forth in Section 3(l)(vii) below.

         "Parent Intellectual Property" has the meaning set forth in Section 3(l)(i).

         "Parent Receivable" means the aggregate amount due to Seller from Parent in respect of Cash distributions made from time to time by Seller to Parent.

         "Party" has the meaning set forth in the preface above.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

         "Products" has the meanings set forth in Section 3(l)(i)(D).

         "Purchase Price" has the meaning set forth in Section 2(e) below.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge or other security interest, other than (a) mechanic's, materialmen's and similar liens, (b) liens for Taxes not yet due and payable, or (c) purchase money liens and liens securing rental payments under capital lease arrangements.

         "Seller" has the meaning set forth in the preface above.

         "Seller Contractor" has the meaning set forth in Section 3(l)(vii) below.

         "Seller Contractor Agreements" has the meaning set forth in Section 3(l)(vii) below.

         "Seller Intellectual Property" has the meaning set forth in Section 3(l)(i) below.

         "Seller Real Property" has the meaning set forth in Section 3(k)(iii).

         "Settlement Accounts" has the meaning set forth in Section 3(x) below.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code (S) 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

         "Third Party Claim" has the meaning set forth in Section 6(d) below.

         "Third Party Intellectual Property" has the meaning set forth in
Section 3(l)(i) below.

         "Transferred Employees" has the meaning set forth in Section 7(o) below.

         Section 2.  Basic Transaction.

                  (a)      Purchase and Sale of Assets.

                           (i) On and subject to the terms and conditions of
                  this Agreement, on the Closing Date, Buyer agrees to purchase from Seller, and Seller agrees to sell, transfer, convey and deliver to Buyer, all of the Acquired Assets (other than the assets listed in Exhibit D hereto) at the Closing free and clear of all Security Interests.

                      (ii) On and subject to the terms and conditions of
                  this Agreement, on January 6, 2002, Buyer agrees to purchase from Parent, and Parent agrees to sell, transfer, convey and deliver to Buyer, all of the assets listed in Exhibit D hereto free and clear of all Security Interests.

                  (b) Assumption of Liabilities. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Buyer agrees to assume pay, perform and discharge the following (the "Assumed Liabilities"): (i) the liabilities and obligations of Seller to be performed and paid after the Closing Date under the agreements, contracts, leases and licenses included in the Acquired Assets, other than any of the foregoing that is an Excluded Liability, and (ii) accounts payable and accrued expenses of Seller as of the Closing Date incurred in the Ordinary Course of Business, other than any of the foregoing that is an Excluded Liability, in an aggregate amount not more than the aggregate amount of accounts payable and accrued expenses set forth in the Net Working Capital Statement.

                  (c) Excluded Liabilities. Buyer will not assume or have any responsibility with respect to any Liability of Seller not specifically included within the definition of Assumed Liabilities (such liabilities and obligations not being assumed being herein called the "Excluded Liabilities"). Notwithstanding anything to the contrary contained in this Agreement or any disclosure contained in the Disclosure Schedules, none of the following shall constitute or be deemed to be Assumed Liabilities for purposes of this Agreement, but shall instead constitute Excluded Liabilities:

                      (i) any Liability of Seller in respect of any (A) accounts payable or accrued expenses of Seller attributable to any period (or portion thereof) ending on or before the Closing (irrespective of whether any invoice, statement or bill for such amounts is received by Seller or Buyer or due after the Closing) in an amount in excess of the aggregate amount of accounts payable and accrued expenses set forth in the Estimated Net Working Capital Statement, (B) Seller's compensation and benefits for its employees, including wages, incentives, commissions, bonuses, vacation pay, paid days off, pension and retirement through the Closing Date and all prior calendar years, (C) amounts payable by Seller to any employee that is not a Transferred Employee or employee of Seller accruing as a result of the execution and delivery of this Agreement or the performance of the transactions contemplated hereby, (D) any bank or third party debt, (E) any tort or violation of law committed by Seller or any of its directors, officers, employees or agents (including any noncompliance with any federal, state or local law respecting employment or employment practices, terms and conditions), (F) any breach of any representation, warranty or covenant occurring prior to the Closing under any agreement, license or lease included in the Acquired Assets, (G) any litigation, claim, cause of action, suit, investigation or proceeding pending or asserted against Seller, or accruing or occurring, before the Closing (including any claim of wrongful discharge, claim of employment discrimination or claim of sexual harassment pending or asserted against Seller, or accruing or occurring, before the Closing), and (H) any actual or threatened demand, suit, action or proceeding which involves a claim of infringement or misappropriation of any Intellectual Property right (including without limitation patent, copyright, trade mark, and trade secret rights) of any third party,

                           (ii) any Liability of Seller for unpaid Taxes for periods prior to the Closing,


                           (iii) any Liability of Seller for income Taxes
                  arising in connection with the consummation of the transactions contemplated hereby,

                           (iv) any obligation of Seller to indemnify any Person by reason of the fact that such Person was a director, officer, employee or agent of Seller or was serving at the request of Seller as a partner, trustee, director, officer, employee or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement or otherwise), and

                           (v) any Liability of Seller for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

                  (d) Preliminary Purchase Price. Subject to the terms and conditions of this Agreement:

                           (i) Buyer agrees to pay to Seller at the Closing $6,142,592 [$5,850,000 plus $292,592] less or plus, as the case may be, the Estimated Net Working Capital Adjustment, if any, by delivery of cash payable by wire transfer or delivery of other immediately available funds.

                           (ii) In order to secure Seller's obligations hereunder and to indemnify Buyer pursuant to this Agreement, Buyer shall deposit on the Closing Date with the Escrow Agent an amount equal to $650,000 by wire transfer to a separate account specified in writing by the Escrow Agent (the "Escrow Fund"), which amount the Escrow Agent shall hold for the benefit of Buyer and Seller pursuant to the terms of this Agreement and the Escrow Agreement.

                  The aggregate amount paid by Buyer pursuant to Sections 2(d)(i) and (ii) is referred to herein as the "Preliminary Purchase Price." The Preliminary Purchase Price shall be subject to adjustment as set forth in Section 2(e) below.

                  (e)      Preparation of Net Working Capital Statements.

                           (i) On the day prior to the Closing Date, Buyer and Seller shall prepare and attach to this Agreement as Exhibit A a draft statement (the "Estimated Net Working Capital Statement") of the Estimated Net Working Capital (as defined below). The "Estimated Net Working Capital" shall mean the difference between the book value of the Acquired Assets that are current assets and the book value of the Assumed Liabilities that are current liabilities, in each case determined as of the close of business on the day before the Closing Date on a pro forma basis as though the Parties had not consummated the transactions contemplated by this Agreement. Subject to the foregoing, the Estimated Net Working Capital shall be calculated in accordance with generally accepted accounting principles applied on a basis consistent with the preparation of Buyer's financial statements; provided, however, that (i) no amounts shall be excluded from such calculation solely because such amounts are or would be deemed to be immaterial under generally accepted accounting principles, and (ii) assets, liabilities, gains, losses, revenues, and expenses in interim periods or as of dates other than year-end (which normally are determined through the application of so-called interim accounting conventions or procedures) will be determined through full application of the procedures used in preparing Buyer's year end financial statements.

                           (ii) If the amount of the Estimated Net Working Capital is less than $400,000, then the amount by which it is less than $400,000 shall be deducted from the Preliminary Purchase Price. If the amount of the Estimated Net Working Capital is greater than $400,000, then the amount by which it is greater than $400,000 shall be added to the Preliminary Purchase Price.

                           (iii) Within 60 days after the Closing Date, Buyer
                  will prepare and deliver to Seller a statement (the "Net Working Capital Statement") of the Net Working Capital. The "Net Working Capital" shall mean the difference between the book value of the Acquired Assets that are current assets and the book value of the Assumed Liabilities that are current liabilities, in each case determined as of the close of business on the Closing Date on a pro forma basis as though the Parties had not consummated the transactions contemplated by this Agreement. Subject to the foregoing, the Net Working Capital shall be calculated in accordance with generally accepted accounting principles applied on a basis consistent with the preparation of Buyer's financial statements; provided, however, that (i) no amounts shall be excluded from such calculation solely because such amounts are or would be deemed to be immaterial under generally accepted accounting principles, and (ii) assets, liabilities, gains, losses, revenues, and expenses in interim periods or as of dates other than year-end (which normally are determined through the application of so-called interim accounting conventions or procedures) will be determined through full application of the procedures used in preparing Buyer's year end financial statements.

                           (iv) If Seller has any objection to the Net Working Capital Statement, it will deliver a detailed statement describing its objections to Buyer within 30 days after receiving the Net Working Capital Statement. If Seller does not give notice of an objection within such time period, then the Seller shall be deemed to have agreed to and accepted the Net Working Capital Statement. If Seller has any objections to the Net Working Capital Statement, Buyer and Seller will use reasonable efforts to resolve any such objections. Buyer will revise the Net Working Capital Statement as appropriate to reflect the actual Net Working Capital, as determined by the Parties upon resolution of any objections raised by Seller.

                       (v) If the Final Net Working Capital, as determined
                  pursuant to Section 2(e)(iv) above, is more than the Estimated Net Working Capital, then Buyer shall pay to Seller an amount equal to the difference by wire transfer or delivery of other immediately available funds within three business days after the date on which the Net Working Capital Statement finally is determined pursuant to Section 2(e)(iv) above. If the Final Net Working Capital, as determined pursuant to Section 2(e)(iv) above, is less than the Estimated Net Working Capital, then Seller shall pay to Buyer an amount equal to the difference by wire transfer or delivery of other immediately available funds within three business days after the date on which the Net Working Capital Statement finally is determined pursuant to Section 2(e)(iv) above; provided, however, in the event Buyer has an Indemnifiable Claim which has not been finally resolved pursuant to the terms of the Escrow Agreement and the amount of the Indemnifiable Claim exceeds the Escrow Fund or is not known or determinable by Buyer, then any amount otherwise payable by Buyer to Seller pursuant to the terms of this Section 2(e)(v) shall be delivered to Escrow Agent to hold in escrow, as security and collateral for the Escrow Obligations, pursuant to the terms and conditions of the Escrow Agreement.

                       (vi)  The Preliminary Purchase Price as adjusted by
                  Section 2(e)(v) is referred to as the "Purchase Price."

                  (f) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Buyer in Little Rock, Arkansas on the date of this Agreement (the "Closing Date").

                  (g) Deliveries at the Closing. At the Closing, (i) Seller, Buyer and/or Parent will each execute and deliver a Bill of Sale and Assignment and Assumption Agreement, a Trademark Assignment Agreement, a Software License Agreement, an Escrow Agreement, a Transition Services Agreement, and a Bill of Sale; (ii) Euronet Worldwide, Inc. (an Affiliate of Parent and Buyer) and Buyer will each execute and deliver a Sublease Agreement; (iii) Buyer will deliver to Seller the consideration specified in Section 2(d)(a) above; and (iv) Buyer will deliver to the Escrow Agent the consideration specified in Section 2(d)(b) above.

                  (h) Allocation. The Parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for tax purposes in accordance with the allocation schedule attached hereto as Exhibit B.

         Section 3. Representations and Warranties of Seller. Each of Parent and Seller jointly and severally represent and warrant to Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date, except as set forth in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

                  (a)  Organization.

                       (i) Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Seller is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Seller has full limited liability company power and authority and all licenses, permits and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Seller has no Subsidiaries.

                       (ii) Parent is a corporation duly organized, validly
                  existing and in good standing under the laws of the jurisdiction of its incorporation. Parent owns all of the membership interests in Seller.

                  (b) Authorization of Transaction. Each of Parent and Seller has full power and authority (including as applicable full corporate or limited liability company power and authority) to execute and deliver this Agreement and to perform its respective obligations hereunder. Without limiting the generality of the foregoing, the members of Seller and the board of directors of Parent have duly authorized the execution, delivery and performance of this Agreement by Seller. This Agreement constitutes the valid and legally binding obligation of Parent and Seller, enforceable in accordance with its terms and conditions.

                  (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which Parent or Seller is subject or any provision of the certificate of organization or membership agreement of Seller or the charter or bylaws of Parent or, (ii) except as set forth on Section 3(c) of the Disclosure Schedule, conflict with, result in a breach of, change the pricing of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice or consent under any agreement, contract, lease, license, instrument or other arrangement to which Seller or Parent is a party or by which either or them is bound or to which any of their respective assets is subject (or result in the imposition of any Security Interest upon any of their respective assets). Neither Parent nor Seller needs to give any notice, make any filing with (except under the US securities laws) or obtain any authorization, consent or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

                  (d) Brokers' Fees. Neither Seller nor Parent has any Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

                  (e) Title to Assets. Seller has good and marketable title to the Acquired Assets (other than the assets listed in Exhibit D), free and clear of all Security Interests. Parent has or will have on January 6, 2002 good and marketable title to the Acquired Assets listed in Exhibit D, free and clear of all Security Interests. Section 3(e) of the Disclosure Schedule and Exhibit D collectively list all fixed assets used by Seller in the conduct of its business as presently conducted. Without limiting the generality of the foregoing, Seller has good and marketable title to all of the tangible Acquired Assets listed in Section 3(e) of the Disclosure Schedule, free and clear of any Security Interest or restriction on transfer.

                  (f) Financial Statements.

                      (i) Attached hereto as Exhibit C are the following financial statements for Seller (collectively, the "Financial Statements"): (i) unaudited balance sheets and statements of income as of and for the fiscal year ended December 31, 2000;
                  (ii) unaudited balance sheets and statements of income (the "Most Recent Financial Statements") as of and for the eleven months ended November 30, 2001 (the "Most Recent Fiscal Month End"). The Financial Statements have been prepared in accordance with GAAP (except that footnotes are not included) applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of Seller as of such dates and the results of operations of the Acquired Assets and Seller for such periods, are correct and complete and are consistent with the books and records of Seller (which books and records are correct and complete). Section 3(f)(i) of the Disclosure Schedule sets forth each item of revenue, expense, asset or liability recorded in any of the Financial Statements arising from any business arrangement or relationship with Seller, on the one hand, and Parent and its other Subsidiaries, on the other hand.

                      (ii) Section 3(f)(ii) of the Disclosure Schedule
                  includes a list of all banks and other financial institutions which Seller maintains an account or safe deposit box, showing the account number for all such accounts and the names of the persons authorized as signatories thereon or to act or deal in connection therewith.

                  (g) Events Subsequent to December 31, 2000. Since December 31, 2000, there has not been any adverse change in the business, financial condition, operations, results of operations or future prospects of Seller. Without limiting the generality of the foregoing, since that date:

                      (i) Seller has not sold, leased, transferred or assigned any of its assets, tangible or intangible (including Intellectual Property) except in the Ordinary Course of Business;

               (ii) no party (including Seller) has accelerated, terminated, modified or cancelled any agreement, contract, lease or license that involves payments or compensation in excess of $10,000 (or series of related agreements, contracts, leases and licenses that in the aggregate involve payments or compensation in excess of $10,000) (nor provided notice to the other party thereto of its intention to take any such action);

               (iii) Seller has not imposed any Security Interest upon any of its assets, tangible or intangible;

               (iv) Seller has not cancelled, compromised, waived or released any right or claim (or series of related rights and claims) in excess of $50,000;

               (v) Seller has not granted or acquired any license or sublicense of any rights under or with respect to any Intellectual Property;

               (vi) there has been no change made or authorized in the membership agreement of Seller;

               (vii) Seller has not paid any amount in settlement of a claim or prospective Liability in excess of $50,000 or initiated any dispute resolution proceedings, arbitration or litigation with respect to any disputed claim or prospective Liability in excess of $50,000;

               (viii) Seller has not experienced any damage, destruction, casualty or loss (whether or not covered by insurance) to its property of the Acquired Assets in excess of $50,000;

               (ix) Seller has not made any loan to or entered into any other transaction with, any of its directors, officers and employees outside the Ordinary Course of Business;

               (x) Seller has not granted any increase in or otherwise modified the base compensation, bonus, commission, severance or other contract or commitment for the benefit of any of the Transferred Employees;

               (xi) there has not been any other material occurrence, event, incident, action, failure to act or transaction outside the Ordinary Course of Business; and

               (xii)  Seller has not committed to do any of the foregoing.

     For purposes of this Agreement, the term "material adverse change" shall not include any reduction in the revenues or business activity of the Seller that is the result of or related to general economic conditions in the markets in which the Seller operates.

          (h) Undisclosed Liabilities. Seller has no Liabilities (and, to the Knowledge of Seller, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Seller giving rise to any Liabilities), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (including any notes thereto included in Section 3(f) of the Disclosure Schedule) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law).

               (i) Legal Compliance. Seller has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof) and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against any of them alleging any failure so to comply.

               (j) Tax Matters.

                    (i) Seller has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by Seller (whether or not shown on any Tax Return) have been paid. Seller currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

                    (ii) Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any Transferred Employee or any independent contractor, creditor, stockholder or other third party associated in any way with the Acquired Assets.

                    (iii) No officer of Seller (or employee responsible for Tax matters) expects any authority to assess any additional Taxes with respect to Seller for any period for which Tax Returns have been filed. To the Knowledge of the Seller, there is no dispute or claim concerning any Tax Liability of Seller claimed or raised by any authority in writing.

                    (iv) Seller has not made any payments, is not obligated to make any payments or is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code (S) 280G. Seller has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code (S) 6662. Seller is not a party to any Tax allocation or sharing agreement, but is required to allocate income taxes in accordance with the Code. Seller has no Liability for the Taxes of any Person (other than Seller) under Reg. (S) 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

               (v) The unpaid Taxes of Seller (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Seller in filing its Tax Returns.

          (k)  Real Property.

               (i)   Seller does not own and has never owned any real property.

               (ii) Seller does not lease or sublease, and has never leased or subleased, any real property.

               (iii) Section 3(k)(iii) of the Disclosure Schedule lists and describes briefly all real property used or occupied by Seller (the "Seller Real Property"). With respect to each parcel of Seller Real Property which is leased or subleased by Parent up to and including the date on which the Acquired Assets are moved out of the Seller Real Property by the Seller:

                     (A) the lease or sublease is in writing and is legal,
               valid, binding, enforceable and in full force and effect;

                     (B) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                     (C) no party to the lease or sublease is in breach or
               default and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder;

                     (D) no party to the lease or sublease has repudiated any
               provision thereof;

                     (E) there are no disputes, oral agreements or forbearance
               programs in effect as to the lease or sublease;

                     (F) Parent has the right to sublease the Seller Real
               Property to Buyer without creating a breach of, default under, or right to accelerate, terminate, modify or cancel, or any notice or consent obligation under, the lease or sublease;

                     (G) with respect to each sublease, the representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

               (H) Neither Seller nor Parent has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Seller Real Property;

               (I) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations;

               (J) all facilities leased or subleased thereunder are supplied with utilities, an uninterruptible power source and other services necessary for the operation of said facilities;

               (K) to the Knowledge of Seller, there are no environmental problems or conditions on or relating to the Seller Real Property; and

     (l)  Intellectual Property.

          (i) Except for the Operating System 400 Software licensed by Parent from IBM, Seller owns or has valid license to all Intellectual Property required in the Ordinary Course of Business of the Seller as such business currently operates ("Seller Intellectual Property"). Seller has taken commercially reasonable measures to protect the proprietary nature of each item of Seller Intellectual Property considered confidential, and to maintain in confidence all trade secrets and confidential information related to Seller Intellectual Property that it presently owns, possesses or uses.

               (A) Section 3(l)(i)(A) of the Disclosure Schedule lists, as of the date hereof, all Seller Intellectual Property (including, without limitation, the tradename "DASH", all derivatives thereof, and the application for registration thereof with the U.S. Patent and Trademark Office) that is not Third Party Intellectual Property or Parent Intellectual Property (each as defined below).

               (B) Section 3(l)(i)(B) of the Disclosure Schedule lists, as of the date hereof, all written licenses, sublicenses and other agreements to which Seller is a party and pursuant to which any Person is authorized or licensed to use any Seller Intellectual Property rights. Such list includes the name of the licensee and Seller Intellectual Property licensed or sublicensed. Such list also identifies all agreements or other arrangements under which Seller has provided or agreed to provide source code of any Seller Intellectual Property or any other Product.

               (C) Section 3(l)(i)(C)(1) of the Disclosure Schedule lists, as of the date hereof, all Intellectual Property to be licensed from Parent to Buyer under that certain Software License Agreement dated the date hereof between Buyer and Parent ("Parent Intellectual Property") and all licenses, sublicenses and other agreements (whether written or unwritten) to which Seller is a party and pursuant to which Seller acquired any rights from Parent or any other Affiliate of Seller to any Intellectual Property used by Seller in the Ordinary Course of Business of Seller. Except as set forth in Section 3(l)(i)(C)(2) of the Disclosure Schedule, Parent Intellectual Property includes all Intellectual Property currently licensed to Seller from Parent or any other Affiliate of Seller.

                    (D) Section 3(l)(i)(D) of the Disclosure Schedule lists, as of the date hereof, all licenses, sublicenses and other agreements (whether written or unwritten) to which Parent or Seller is a party and pursuant to which Seller uses or acquired any rights to any third party Intellectual Property other than Parent Intellectual Property that are required in the Ordinary Course of Business of the Seller as such business currently operates ("Third Party Intellectual Property"). Such schedule separately identifies any Third Party Intellectual Property which is incorporated in or an essential component of ("Embedded Third Party Intellectual Property") any existing software, data base, hardware, product or service of Seller and any software, database, hardware, product or service currently under development by Seller that, in each case, is required in the Ordinary Course of Business of the Seller as such business currently operates (collectively with the Parent Intellectual Property, the "Products"). Such list includes the names of the licensee and licensors and identifies the subject Third Party Intellectual Property.

               (ii) With respect to each item of Seller Intellectual Property that is not Parent Intellectual Property or Third Party Intellectual Property, (i) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction; and (ii) Seller has the sole and exclusive right to bring actions for infringement or unauthorized use of such item and to the Knowledge of Seller, there is no Basis for any such action. Seller is not a party to any oral license, sublicense or agreement which, if reduced to written form, would be required to be listed in Section 3(l)(i)(B) of the Disclosure Schedule.

               (iii) With respect to each item of Parent Intellectual Property,
          (i) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction, (ii) Parent owns or has all applicable rights to license the Parent Intellectual Property, including all applicable Intellectual Property rights inherent therein, and neither the license nor use by Buyer as permitted under the Software License Agreement between Parent and Buyer dated the date hereof will constitute an infringement or other violation of any United States trademark, copyright, patent, trade secret or other intellectual property right of any third party or any foreign trademark, copyright, patent, trade secret or other intellectual property right of any third party in a country where Parent has licensed the Parent Intellectual Property, and (iii) Parent has the sole and exclusive right to bring actions for infringement or unauthorized use of such item and to the Knowledge of Seller, there is no Basis for any such action. Parent and Seller are not parties to any oral license, sub-license or agreement which, if reduced to written form, would be required to be listed in Section 3(l)(i)(C) of the Disclosure Schedule.

               (iv) With respect to each item of Third Party Intellectual Property being transferred to Buyer under this Agreement: (i) to the Knowledge of Seller, such item is not subject to any outstanding judgment, order, decree, stipulation or injunction; (ii) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction involving Seller; (iii) to the Knowledge of Seller, there is no Basis for any action for infringement or unauthorized use of such item; (iv) there is no Basis for any action against or involving Seller for infringement or unauthorized use of such item; (v) the license, sublicense or other agreement covering such Third Party Intellectual Property irrevocably grants to Seller a perpetual license to use the Third Party Intellectual Property and is legal, valid, binding, enforceable and in full force and effect with respect to Seller, and, with respect to each other party thereto; (vi) Seller is not in breach or default thereunder, and, to the Knowledge of Seller, no other party to such license, sublicense or other agreement is in breach or default thereunder, and no event has occurred which with notice or lapse of time would constitute a material breach or default by Seller or permit termination, modification or acceleration thereunder by the other party thereto; and (vii) Seller has the authority to transfer its interests in the Third Party Intellectual Property without the necessity of obtaining consents or paying fees and without adverse effect on the use by Buyer of such Third Party Intellectual Property in the Ordinary Course of Business. Seller is not a party to any oral license, sublicense or agreement which, if reduced to written form, would be required to be listed in Section 3(l)(i)(D) of the Disclosure Schedule.

               (v) Neither Seller nor Parent (i) is involved in any suit, action or proceeding which involves a claim of infringement or misappropriation of any Intellectual Property right of any third party, or (ii) has received any written notice alleging any such claim or possible claim or offering to license any third party Intellectual Property in order to avoid or lessen the chance of being subject to any such claim. The development, manufacturing, marketing, licensing, use or sale of the Products or the performance of the services offered in the Ordinary Course of Business by Seller do not currently infringe, and have not infringed, upon any Intellectual Property right of any third party. Section 3(l)(v) of the Disclosure Schedule lists all marketing agreements or similar arrangements, including OEM, distributor, sales agent, finder's fee or similar arrangements for the direct or indirect marketing of any Seller Intellectual Property.

               (vi) The execution and delivery of this Agreement by Seller, and the consummation of the transactions contemplated hereby, will neither cause Seller to be in violation or default under any agreement relating to Intellectual Property, nor terminate nor modify nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement (including any modification to pricing terms) nor result in the loss or impairment of any Seller Intellectual Property.

               (vii) Seller has taken commercially reasonable security measures to safeguard and maintain the secrecy, confidentiality and value of, and its property rights in, all Seller Intellectual Property. Parent has taken commercially reasonable security measures to safeguard and maintain the secrecy, confidentiality and value of, and its property rights in, all Parent Intellectual Property.

                      (A)  Set forth in Section 3(l)(vii)(A) of the Disclosure
               Schedule is a list of all (1) agents, consultants, contractors, and subcontractors involved in the development, support, customization, installation, maintenance or modification of any Seller Intellectual Property, other than Parent Intellectual Property, on the date of this Agreement (individually a "Seller Contractor" and collectively, the "Seller Contractors") along with a list of his, her or its respective written or oral agreement (individually a "Seller Contractor Agreement" and collectively the "Seller Contractor Agreements"); and (2) agents, consultants, contractors, and subcontractors involved in the development, support, customization, installation, maintenance or modification of any Parent Intellectual Property on the date of this Agreement (individually a "Parent Contractor" and collectively, the "Parent Contractors") along with a list of his, her or its respective written or oral agreement (individually a "Parent Contractor Agreement" and collectively the "Parent Contractor Agreements"). Also set forth on Section 3(l)(vii)(A) of the Disclosure Schedule is a true and complete list of all written or oral Seller Contractor Agreements and Parent Contractor Agreements which have one or more continuing obligations as of the date hereof and as of the Closing Date by Seller or Parent. No current or prior officers, employees, agents, Seller Contractors or consultants of Seller has or claims any ownership interest or similar right in any Seller Intellectual Property as a result of having been involved in the development of such property while employed by or consulting to Seller, or otherwise. No current or prior officers, employees, agents, Parent Contractors or consultants of Parent has or claims any ownership interest or similar right in any Parent Intellectual Property as a result of having been involved in the development of such property while employed by or consulting to Parent, or otherwise.

                      (B) All software that is included in Seller Intellectual Property is protectable under applicable copyright law and has not been forfeited to the public domain and has been registered with the U.S. Copyright Office or is eligible for registration. Seller has retained copies of all releases or separate versions of the software included in Seller Intellectual Property (that is not Parent Intellectual Property or Third Party Intellectual Property) and source code thereto, so that the same may be subject to registration in the United States Copyright Office.

               (viii) Seller has not been given oral or written notice by any customer of any (i) material defects, malfunctions or nonconformities in the Products

               (including, without limitation, any customization and installation thereof); (ii) material errors in any documentation, specifications, manuals, user guides, or promotional material related to, associated with or used or produced in the development, maintenance or marketing of the Products (collectively, the "Design Documentation"). The Design Documentation is sufficient and adequate to enable a Person of reasonable skill and experience in the relevant art to operate the Products. All Products are as described in the Design Documentation and perform in all material respects in accordance with the specifications included therein and in an integrated manner. Section 3(l)(viii) of the Disclosure Schedule includes a description of the functionality of the Products. Section 3(l)(viii) of the Disclosure Schedule also identifies, with respect to each function thereof, all Embedded Third Party Intellectual Property necessary to perform such function. Except as disclosed in Section 3(l)(viii) of the Disclosure Schedule, no software contained within the Products contains any timer, virus, copy protection device, disabling code, clock, counter or other limiting design or routine which causes such software (or any portion thereof) to become erased, inoperable, impaired, or otherwise incapable of being used in the full manner for which it was designed and contemplated under this Agreement. There are no contracts in effect for the conversion, modification or enhancement of any Product.

                    (ix) Seller Intellectual Property (that is not Parent
               Intellectual Property or Third Party Intellectual Property) was developed exclusively by employees of Seller within the scope of such employees' employment.

                    (x) Section 3(l)(x) of the Disclosure Schedule lists all
               claims based on breach of contract or warranty (including any pending claims) related to the Products and Seller Intellectual Property (that is not Third Party Intellectual Property) and the nature of such claims. Except as set forth in Section 3(l)(x) of the Disclosure Schedule, neither Seller nor Parent has made any material oral or written representations or warranties with respect to the Products.

               (m) Condition and Sufficiency of Assets. The Acquired Assets, the Parent Intellectual Property, the services to be provided by Parent and Seller to Buyer under that certain Transitional Services Agreement dated the date hereof, and the services to be provided by Parent to Buyer pursuant to the terms of that certain Software License Agreement dated the date hereof between Buyer and Parent are sufficient for the continued conduct of Seller's businesses after the Closing in the same manner as conducted prior to the Closing. Without limiting the generality of the foregoing, the Acquired Assets include all production units necessary to conduct the business of Seller as presently conducted. The Acquired Assets, the Parent Intellectual Property are free from defects (patent and latent) which would adversely effect their use in a production environment, have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which they presently are used.

               (n) Contracts. Section 3(n) of the Disclosure Schedule lists each contract being assigned to Buyer under this Agreement, including, without limitation, each agreement (or group of related agreements) of Seller for the purchase or sale of personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year.

                    (i) With respect to each agreement referred to in Section 3(n) of the Disclosure Schedule: (i) the agreement is legal, valid, binding, enforceable and in full force and effect; (ii) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) Seller is not, and to the Knowledge of Seller, no other party thereto, is in breach or default or asserted any notice of default, and to the Knowledge of Seller, no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, acceleration or a change in pricing, under the agreement; (iv) no party has repudiated any provision of the agreement; and (v) Seller has delivered to Buyer true and complete copies of the agreement. The relationships of Seller with the other Persons who are parties to agreements described in Section 3(n) of the Disclosure Schedule are satisfactory commercial working relationships and (i) no Person within the last twelve months has threatened to cancel or otherwise terminate, or to the Knowledge of Seller intends to cancel or otherwise terminate the relationship of such Person with Seller, (ii) no Person has during the last twelve months decreased materially or threatened to decrease or limit materially, or the Knowledge of Seller intends to modify materially its relationship with Seller or its usage or purchase of the services or Products from Seller.

                    (ii) No agreement listed in Section 3(n) of the Disclosure
               Schedule, including without limitation any software license agreement, obligates Seller to deliver future Products and services, including without limitation any software or new releases, upgrades, enhancements or modifications of any software, without receiving any additional compensation negotiated on arms length terms. No agreement listed in Section 3(n) of the Disclosure Schedule, including without limitation any software license agreements, obligates Seller to deliver a product or service, including without limitation any software, or new releases, upgrades, enhancements or modifications of any software, that (i) is not in existence, (ii) is not otherwise owned or licensed by Seller, (iii) is not a commercially marketable product or service of Seller as of the date hereof with respect to each customer of Seller, and (iv) would not satisfy all performance representations, warranties, or covenants in such applicable agreement as of the date hereof. Section 3(n) of the Disclosure Schedule does not list any agreement in which Seller is behind schedule in meeting any future service or product deliverable commitments or is reasonably likely to not meet on a timely basis any future service or product deliverable commitments. No agreement listed in Section 3(n) of the Disclosure Schedule has resulted or is reasonably likely to result in a net loss (as calculated on a fully-loaded basis, including appropriate allocations of overhead, interest, Tax, and employee benefit costs). On the date hereof, Seller has the technical and personnel capability, expertise, and capacity to adequately perform all of its respective obligations under the agreements listed in Section 3(n) of the Disclosure Schedule, in a timely, professional and workmanlike manner, and in a manner that satisfies all of the performance representations, warranties, standards and covenants of the agreements.

     (o) Notes and Accounts Receivable. All notes and accounts receivable of Seller included in Acquired Assets are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Seller.

     (p) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of Seller.

     (q) Insurance. Seller has been covered during the past two years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 3(q) of the Disclosure Schedule describes any self-insurance arrangements affecting Seller.

     (r) Litigation. Section 3(r) of the Disclosure Schedule sets forth each instance in which Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling or charge that could affect the Acquired Assets (ii) is a party or, to the Knowledge of Seller, is threatened to be made a party to any action, suit, proceeding, hearing or investigation of, in or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator.

     (s) Product Warranty. Each product, including software, manufactured, sold, leased or delivered by Seller under the agreements assigned as part of the Acquired Assets has been in conformity with all applicable contractual commitments and all express and implied warranties, and Seller has no Liability (and, to the Knowledge of the Seller, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Seller. No product manufactured, sold, leased or delivered by Seller is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or lease or the terms of any agreement under which they were sold. Section 3(s) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for each of Seller (containing applicable guaranty, warranty and indemnity provisions).

     (t) Guaranties. Seller is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

          (u) Environmental, Health and Safety Matters. Seller and its respective predecessors have complied and is in compliance with all Environmental, Health and Safety Requirements. Without limiting the generality of the foregoing, Seller and its respective Affiliates has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health and Safety Requirements for the occupation of its facilities and the operation of its business.

          Neither Seller nor its predecessors has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health and Safety Requirements or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health and Safety Requirements.

          (v) Certain Business Relationships With Parent. Except as disclosed on
     Section 3(v) of the Disclosure Schedule, none of Seller and its Affiliates has been involved in any business arrangement or relationship with Parent and its Affiliates within the past 12 months with respect to the business of Seller, and none of Parent and its Affiliates owns any asset, tangible or intangible, which is used in or necessary to conduct the business of Seller as it is presently conducted. Neither Seller, nor any officer, agent employee of Seller has (i) used Seller funds for unlawful contributions, gifts, entertainment or other unlawful expenses, (ii) made any unlawful payment to any governmental official, (iii) established or maintained any unrecorded fund or made any false entry on the books and records of Seller, or (iv) made any bribe, rebate, kickback or similar unlawful payment or given a gift that is not deductible for federal income tax purposes.

          (w)  Employees.

               (i) The employment of each of the Transferred Employees is terminable at the will of Seller. All employees of Seller are citizens of the United States.

               (ii) Seller has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment of the Transferred Employees. There is no, and has not been any, claim against Seller or, to the Knowledge of Seller, threatened against Seller, based on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortious conduct, nor to the Knowledge of Seller, is there any basis for any such claim. There are no pending claims against Seller under any workers' compensation plan or policy or for long term disability. There are no pending or threatened wage claims against Seller and there are no other proceedings pending or, to the Knowledge of Seller, threatened against Seller by any employee or former employee.

          (x) Settlement Accounts. Seller's settlement accounts used in the Networks are listed in Section 3(x) of the Disclosure Schedule (the "Settlement Accounts"). The Settlement Accounts have not been used for any purpose other than the settlement of monies due the Networks. The transactions occurring on or prior to the date of this Agreement which are processed through the Settlement Accounts are subject to being settled by Buyer after the Closing through the Networks in the Ordinary Course of Business without any liability to Buyer. The Settlement Accounts are not subject to any retroactive adjustments by the Networks for which Buyer could become liable. Seller has done or caused to be done all things and taken all actions necessary to transfer such accounts to Buyer and to effect the transfer of its settlement rights and obligations with respect to the Networks.

          (y) Networks. Seller is a member in good standing of the Visa U.S.A., Inc. and Pulse EFT Association networks (each a "Network") and has complied and is currently in compliance with the articles of incorporation, bylaws, service guide, operating rules and procedures and mandates (the "Operating Rules"), as applicable, of each Network. Seller has not been subject to any audit by a Network which has resulted in any fine, penalty, adjustment, deficiency or other obligation being imposed by the Network. The Acquired Assets are, and following the Closing of the transactions contemplated by this Agreement will be, in compliance with all applicable Operating Rules of each Network. Seller is not, and to the Knowledge of Seller no other party thereto, is in breach or default under any agreement between Seller and either Network, and Seller has not asserted any notice of default or termination (except as contemplated by this Agreement), and to the Knowledge of Seller no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination (except as contemplated by this Agreement) of, any agreement between Seller and either Network. Seller has done or caused to be done all things and taken all actions necessary to cause Buyer to become a member in good standing of each Network and to obtain all interest and rights related thereto such that Buyer will be able to operate the Acquired Assets and the business of Seller as currently conducted.

     Section 4. Representations and Warranties of Buyer. Buyer represents and warrants to Seller that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

          (a) Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

          (b) Authorization of Transaction. Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions.

          (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject. Buyer does not need to give any notice to, make any filing with or obtain any authorization, consent or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

          (d) Brokers' Fees. Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

     Section 5. Post-closing Covenants. The Parties agree as follows with respect to the period following the Closing.

          (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 6 below). Seller acknowledges and agrees that from and after the Closing, Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements and financial data of any sort relating to Seller. Buyer shall provide Seller with such access, during normal working hours, to such documents, books, records (including Tax Records) agreement and financial data as is reasonably required by Seller in order to prepare any Tax Returns or otherwise comply with any legal requirement applicable to the Seller after the Closing.

          (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against a person that is not a Party in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving Seller, the other Parties will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under
     Section 6 below).

          (c) Transition; Sales Referrals. Neither Parent nor Seller will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of Seller from maintaining the same business relationships with Buyer after the Closing as it maintained with Seller prior to the Closing. Subject to any applicable confidentiality and privacy obligations of Seller, and in accordance with Seller's business objectives, as from time to time constituted, for a period of 3 years after the Closing, Seller will use its reasonable efforts to provide to Buyer's employees designated in writing from time to time by Buyer with the name, location and primary contact name for any customer of Seller who makes an inquiry to Seller about the products and/or services of Buyer relating to the Acquired Assets. The provisions of this Section 5(c) shall neither require nor permit Seller to promote or market Buyer's services or products.

          (d) Confidentiality. Each of Parent and Seller will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement and deliver promptly to Buyer or destroy, at the request and option of Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that either Parent or Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, Parent or Seller, as the case may be, will notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 5(d). If, in the absence of a protective order or the receipt of a waiver hereunder, Parent or Seller is compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, Parent or Seller may disclose the Confidential Information to the tribunal; provided, however, that Parent or Seller shall use its reasonable efforts to obtain, at the request of Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Buyer shall designate.

          (e) Solicitation of Transferred Employees. For a period of five years commencing on the date hereof, without the prior written consent of Buyer, none of Parent or its Affiliates will (or will assist or encourage others to), directly or indirectly, solicit to hire (or cause or seek to cause to leave the employ of Buyer) any of the Transferred Employees or any Persons who may be hired by Buyer after the date hereof to work with or operate the Acquired Assets.

          (f) Recruiting of Employees. For a period of 18 months from the Closing Date, Buyer shall notify Seller, promptly following its occurrence, of any lay off involving more than 10 employees who, as part of their principal job responsibility with Buyer's Integrated Financial Solutions Division, further developed the Parent Intellectual Property, and Seller shall notify Buyer, promptly following its occurrence, of any lay off of more than 10 employees from Seller's software division.

          (g) Covenant Not To Compete. For a period of two years after the Closing, neither Parent nor Seller will directly or indirectly through any Affiliate perform for any

          DASH client (or contact, call on, solicit, or take away, or attempt to contact, call on, solicit or take away, any DASH client of Buyer for the purpose of performing) any ATM processing and/or related settlement services. For purposes of applying this paragraph, a "DASH client" is defined as an entity for whom Buyer provides ATM processing and/or related settlement services.

               (h) Relocation of Facilities. Parent and Seller will use their reasonable best efforts to assist Buyer in relocating from the premises to be subleased from Parent pursuant to the sublease executed by Buyer and Parent contemporaneously with this Agreement.

         Section 6.  Remedies for Breaches of This Agreement.

               (a) Survival of Representations and Warranties. All of the representations and warranties of Seller contained in Sections 3(f) through (i), Section 3(k) and Section (m) through (y) of this Agreement shall survive the Closing and continue in full force and effect for a period of one year following the release of Buyer's audited financial statements including Seller's results of operations. All of the other representations and warranties of Buyer and Seller contained in this Agreement (including the representations and warranties of Seller contained in Sections (a) through (e), 3(j) and 3(l) hereof) shall survive the Closing and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

               (b)    Indemnification Provisions for Benefit of Buyer.

                      (i) In the event Seller breaches any of its
               representations, warranties and covenants contained in this Agreement and, if there is an applicable survival period pursuant to Section 6(a) above, provided that Buyer makes a written claim for indemnification against Seller within such survival period, then Seller and Parent jointly and severally agree to indemnify Buyer from and against the entirety of any Adverse Consequences Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, or caused by the breach (or the alleged breach), provided, however, that Seller and Parent shall not have any obligation to indemnify Buyer from and against any Adverse Consequences resulting from, arising out of, relating to, or caused by the breach (or alleged breach) of any representation or warranty of Seller contained in Sections 3(f) through (i) and (k) through (y) above (i) until Buyer has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of an $75,000 aggregate threshold (at which point Seller and Parent will be obligated to indemnify Buyer from and against all such Adverse Consequences relating back to the first dollar) and (ii) in excess of a dollar amount equal to the Purchase Price (the "Indemnity Limit") and Buyer shall have actually recovered from Seller and Parent an amount equal to the Indemnity Limit.

               (ii) Seller and Parent jointly and severally agree to indemnify Buyer from and against the entirety of any Adverse Consequences Buyer may suffer resulting from, arising out of, relating to, in the nature of or caused by:

                         (A) any Liability of Seller which is not an Assumed
                    Liability (including any Liability of Seller that becomes a Liability of Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, under Environmental, Health and Safety Requirements or otherwise by operation of law); or

                         (B) any Liability of Seller for unpaid Taxes with
                    respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable to the portion of such period beginning before and ending on the Closing Date).

                         (C) any Liability of Seller relating to Seller's
                    employment or termination of employment of any of the Transferred Employees.

                         (D) any transactions occurring on or prior to the date
                    of this Agreement which are processed through the Settlement Accounts and any breach or default by Seller under any agreement between Seller and either Network.

                         (E) the failure of Parent to transfer on the date of
                    this Agreement good and marketable title to the assets listed in Exhibit D hereto free and clear of all Security Interests (even if title to such assets is later transferred to Buyer on January 6, 2002 pursuant to the terms of Section 2(a)(ii) above or otherwise), including without limitation any claim or allegation by IBM Credit Corporation or its Affiliates or any other third party that it has or claims any rights in or to the assets listed in Exhibit D hereto.

                         (F) any direct or indirect claim or allegation by IBM
                    Credit Corporation or its Affiliates or any other third party resulting from or arising out of Buyer's access to and/or use of the assets listed in Exhibit D hereto prior to the time when title to such assets vests in Buyer free and clear of all Security Interests.

               (c)  Indemnification Provisions for Benefit of Seller.

                    (i) In the event Buyer breaches any of its representations, warranties and covenants contained in this Agreement and, if there is an applicable survival period pursuant to Section 6(a) above, provided that Seller makes a written claim for indemnification against Buyer within such survival period, then Buyer agrees to indemnify Seller from and against the entirety of any Adverse Consequences Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of or caused by the breach (or the alleged breach).

          (ii) Buyer agrees to indemnify Seller from and against the entirety of any Adverse Consequences Seller may suffer resulting from, arising out of, relating to, in the nature of or caused by any Assumed Liability.

     (d)  Matters Involving Third Parties.

          (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other Party (the "Indemnifying Party") under this Section 6, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (ii) The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (A) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (B) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (C) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party and (D) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 6(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party.

          (iv) In the event any of the conditions in Section 6(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim (provided that the Indemnified Party consults with and obtains the consent from, the Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses) and (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim to the fullest extent provided in this Section 6.

                    (e) Determination of Adverse Consequences. The Parties shall take into account the time cost of money in determining Adverse Consequences for purposes of this Section 6. All indemnification payments under this Section 6 shall be deemed adjustments to the Purchase Price.

                    (f) Other Indemnification Provisions. The foregoing
               indemnification provisions and the provisions of the Escrow Agreement are in addition to and not in derogation of, any statutory, equitable or common law remedy any Party may have for breach of representation, warranty or covenant (including, without limitation, any such remedy arising under Environmental, Health and Safety Requirements) any Party may have with respect to Seller, the Acquired Assets or the transactions contemplated by this Agreement.

               Section 7.  Miscellaneous.

                    (a) Public Announcements and Disclosures. No Party shall
               issue any press release or make any public announcement or other disclosure naming any other Party or relating to any other Party or the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

                    (b) No Third-party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                    (c) Entire Agreement. This Agreement (including the
               documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, to the extent they have related in any way to the subject matter hereof.

                    (d) Succession and Assignment. This Agreement shall be
               binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party; provided however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (g) Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

                  If to Parent or Seller: Euronet USA Inc.
                                          17300 Chenal Parkway
                                          Little Rock, Arkansas 72223
                                          Attn: President

                  If to Buyer:            ALLTEL Information Services, Inc.
                                          601 South Lake Destiny Road
                                          Suite 300
                                          Maitland, FL 32751
                                          Attn: President

                  Copy to:                ALLTEL Information Services, Inc.
                                          4001 Rodney Parham Road
                                          Little Rock, AR 72212-2496
                                          Attention: General Counsel

     Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

          (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (k) Expenses. Each of Buyer and Parent will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Seller agrees that Seller has not borne and will not bear any of the costs and expenses of Seller (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby. Seller also agrees that Seller has not paid any amount to any third party and will not pay any amount to any third party, with respect to any of the costs and expenses of Seller and Parent (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

          (l) Construction. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including, without limitation. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

          (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          (n) Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

          (o)  Employment of Seller Employees.

               (i) Buyer shall, as of the Closing Date, offer employment to those employees of Seller as Buyer shall determine in its sole discretion. Any such person who accepts Buyer's offer of employment shall be referred to individually as a "Transferred Employee" and collectively as the "Transferred Employees." All Transferred Employees shall be "at will" employees following the Closing. At any time on or after the Closing Date, Buyer, in its sole discretion, shall have the right to terminate a Transferred Employee for any or no reason or reassign a Transferred Employee to a position within Buyer or within an Affiliate of Buyer.

               (ii) Each Transferred Employee's eligibility to participate in Buyer's vacation, group insurance and other welfare benefit plans, the ALLTEL Corporation Profit Sharing Plan and the ALLTEL Corporation Thrift Plan shall be determined only in accordance with the provisions of each such plan; provided that no Transferred Employee shall be eligible to participate in any such plan prior to January 31, 2002. Buyer shall recognize each Transferred Employee's service with Seller for purposes of determining eligibility to participate in each Buyer vacation, group insurance, and welfare benefit plan, who as of the date immediately preceding the Closing Date were covered by Seller's group insurance and welfare benefit plans and who within 31 days after the Closing Date enroll in Buyer's group insurance and welfare benefit plans effective as of January 31, 2002. Furthermore, Buyer shall recognize each Transferred Employee's service with Seller for purposes of determining eligibility service and vesting service with respect to the ALLTEL Corporation Profit Sharing Plan and the ALLTEL Corporation Thrift Plan.

               (iii) Any restrictions in the Buyer group insurance and welfare benefit plans with respect to pre-existing conditions shall be waived for Transferred Employees, to the extent that such restrictions have been or would have been satisfied under Seller's plans, who as of the date immediately preceding the Closing Date were covered by Seller's group insurance and welfare benefit plans and who, within 31 days after the Closing Date, enroll in Buyer's group insurance and welfare benefit plans effective as of January 31, 2002. In no event shall Buyer be liable to Seller or to Transferred Employees for benefits incurred or accrued prior to January 31, 2002.

               (iv) Seller shall comply with the requirements of COBRA, if applicable.

               (v) For purposes of this Agreement, all of Seller's compensation and benefits for each Transferred Employee, including wages, incentives, commissions, bonuses, vacation pay, paid days off, pension and retirement through the Closing Date and all prior calendar years ("Accrued Employee Expense") shall be deemed to have accrued as of the Closing Date for each Transferred Employee. On or prior to the Closing Date, Seller shall pay each Transferred Employee his or her Accrued Employee Expense.

                    (vi) No provision of this Section 7(o) shall create a
               third-party beneficiary relationship or otherwise confer any benefit, entitlement, or right upon any person or entity (including, without limitation, any Transferred Employee) other than the parties to this Agreement.

               (p) Bulk Transfer Laws. Buyer acknowledges that Seller will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

               (q) Sales Taxes. Buyer, Seller and Parent acknowledge and agree that no sales, use, gross receipts, or other transaction taxes (other than income taxes) shall arise from the consummation of the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.


                                         ALLTEL INFORMATION SERVICES, INC.:


                                         By ___________________________________
                                         Title_________________________________
                                         Name__________________________________



                                         EFT NETWORK SERVICES, LLC:


                                         By ___________________________________
                                         Title_________________________________
                                         Name__________________________________



                                         EURONET USA INC.:


                                         By ___________________________________
                                         Title_________________________________
                                         Name__________________________________

                             EXHIBITS and SCHEDULES


                                    EXHIBITS

EXHIBIT A Calculation of the Estimated Net Working Capital EXHIBIT B Allocation of Preliminary Purchase Price EXHIBIT C Historical Financial Statements EXHIBIT D IBM Acquired Assets

Schedules

---------

DISCLOSURE SCHEDULE   Exceptions to Representations and Warranties

                                    Exhibit A

                     Estimated Net Working Capital Statement
                         Estimated as of January 4, 2002


                                                                       Estimated as of
   All amounts in dollars                                                   1/4/02
                                                                       ---------------
   Current Assets
   --------------
      Fees Settlement Account                                          $      1,426.00
      Pulse Settlement Account                                                2,465.00
      VISA DPS Settlement Account                                                10.00
      Accounts Receivables                                                  342,808.00

                                                                       ---------------
   Total Current Assets                                                $    346,709.00
                                                                       ---------------

   Current Liabilities
   -------------------
      Accounts Payable                                                      111,666.00
      Accrued Expenses                                                       18,510.00

   Total Current Liabilities                                           ---------------
                                                                       $    130,176.00
                                                                       ---------------

   Estimated Net Working Capital                                       $    216,533.00


   Working Capital target stated in Agreement [Section 2(e)(ii)]            400,000.00

                                                                       ---------------
   Estimated Net Working Capital Adjustment,
      Increase (Decrease) to Preliminary Purchase Price                $   (183,467.00)

   Net Asset Purchase Amount                                              6,142,592.00

   Pocket ATM Termination                                                   (22,012.00)

                                                                       ---------------
   Net Payment Due at Closing                                          $  5,937,113.00
                                                                       ===============

                                    Exhibit B

                      POST CLOSE BALANCE SHEET CALCULATION

-----------------------------------------------------------------------------------------------------------------------------
                                                  Estimated      Assets/Liab         Asset           Software           Post
                                                    As of            Not           Purchase          Agreement          Close
                    Assets:                        1/4/02          Acquired       Allocation        Allocation         1/4/02
    --------------------------------------        ---------------------------------------------------------------------------
    Current Assets
              Cash and Equivalents                $ 179,027      $ (175,127)                                         $  3,900
              Accounts Receivable                   342,809                                                           342,809
              Prepaid Expenses                          447            (447)                                                -
              Inventory                                   -                                                                 -
                                                  ---------------------------------------------------------------------------
                  Total Current Expenses            522,283        (175,574)             -                -           346,709


    Furniture, Fixtures, and Equipment                3,217                       $ (3,217)                                 -
    Computer Equipment                              111,712                        180,880                            292,592
    Computer Software                               341,132                       (141,132)                           200,000
    DSU Modems                                        4,900                         (4,900)                                 -
    Less: Accumulated Depreciation                 (428,038)                       428,038                                  -
                                                  ---------------------------------------------------------------------------
              Net fixed Assets                       32,923               -        459,669                -           492,592


    Contract Extension Renewal                      474,123                       (200,000)                           274,123
    Internally Developed Software                                                                 2,875,000         2,875,000
    Goodwill                                        249,531                      5,376,346        2,125,000         7,750,877
    Accumulated Amortization                       (289,463)                       289,463                                  -
                                                  ---------------------------------------------------------------------------
                  Total Assets                    $ 989,397      $ (175,574)    $5,925,478       $5,000,000       $11,739,301
                                                  ===========================================================================

              Liabilities and Equity
    --------------------------------------
    Current Liabilities
            Accounts Payable                      $ 111,666                                                        $  111,666
            Due to (from) Related Party          (1,703,761)     $1,703,761     $6,609,125       $2,500,000         9,109,125
            Accrued Expenses                         18,510                                                            18,510
            Accrued Sales Tax Payable                (2,111)          2,111                                                 -
                                                  ---------------------------------------------------------------------------
                  Total Current Liabilities      (1,575,696)      1,705,872      6,609,125        2,500,000         9,239,301

            Software Agreement Payable                    -                                       2,500,000          2,500,00
                                                  ---------------------------------------------------------------------------
                  Total Liabilities              (1,575,696)      1,705,872      6,609,125        5,000,000        11,739,301
                                                  ---------------------------------------------------------------------------
    Equity

            Members' Equity                         309,430        (309,430)                                                -
            Paid in Capital                         723,654        (723,654)                                                -
            Retained Earnings                     1,532,009        (848,362)      (683,647)                                 -
                                                  ---------------------------------------------------------------------------
                  Total Equity                    2,565,093      (1,881,446)      (683,647)                                 -
                                                  ---------------------------------------------------------------------------

            Total Liabilities and Equity          $ 989,397      $ (175,574)    $5,925,478       $5,000,000       $11,739,301
                                                  ===========================================================================

Form 8594                                                                                         OMB No. 1545-1021
(Rev. July 1998)                                 Asset Acquisition Statement                      ---------------------
Department of the Treasury                           Under Section 1060                           Attachment
Internal Revenue Service                  Attach to your Federal income tax return.               Sequence No. 61
-----------------------------------------------------------------------------------------------------------------------
Title as shown on return                                                       Identification number as shown on return
ALLTEL INFORMATION SERVICES, INC.                                              71-0405375
-----------------------------------------------------------------------------------------------------------------------
Check the box that identifies you:       [X]   Buyer                           [ ]   Seller
-----------------------------------------------------------------------------------------------------------------------
Part I           General Information - To be completed by all filers.
-----------------------------------------------------------------------------------------------------------------------
1    Name of other party to the transaction                                    Other party's identification number

EURONET USA, INC.                                                              71-0475915
-----------------------------------------------------------------------------------------------------------------------
     Address (number, street, and room or suite no.)

17300 CHENAL PARKWAY
-----------------------------------------------------------------------------------------------------------------------
     City or town, state, and ZIP code
LITTLE ROCK, AR
-----------------------------------------------------------------------------------------------------------------------
2    Date of sale                                                              3     Total sales price
1/4/02
                                                                                                     6,609,125
-----------------------------------------------------------------------------------------------------------------------
Part II          Assets Transferred - To be completed by all filers of an original statement.
-----------------------------------------------------------------------------------------------------------------------
4    Assets              Aggregate Fair Market Value (Actual Amount               Allocation of Sales Price
                                        for Class I)
-----------------------------------------------------------------------------------------------------------------------
Class I                $                                      216,533  $                                       216,533
-----------------------------------------------------------------------------------------------------------------------
Class II               $                                               $
-----------------------------------------------------------------------------------------------------------------------
Class III              $                                      292,592  $                                       292,592
-----------------------------------------------------------------------------------------------------------------------
Classes IV and V       $                                    6,100,000  $                                     6,100,000
-----------------------------------------------------------------------------------------------------------------------
Total                  $                                 6,609,125.00  $                                  6,609,125.00
-----------------------------------------------------------------------------------------------------------------------
5     Did the buyer and seller provide for an allocation of the sales price in the sales contract or in another written document signed by both parties?......................... [X] Yes [ ] No
      If "Yes", are the aggregate fair market values listed for
      each of asset Classes I, II, III, IV and V the amounts Agreed upon in your sales contract or in a separate written document?................................................. [X] Yes [ ] No
-----------------------------------------------------------------------------------------------------------------------
6    In connection with the purchase of the group of assets, did the buyer also purchase a license or a covenant not to complete, or enter into a lease agreement contract, management contract, or similar arrangement with the seller (or managers, directors, owners, or employees of the seller)?............................... [ ] Yes [X] No
     If "Yes", specify (a) the type of agreement, and (b) the maximum amount of consideration (not including Interest) paid or to be paid under the agreement. See the instructions for line 6.
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
For Paperwork Reduction Act Notice, see instructions.
ISA                                                                                            Form  8594  (Rev. 7-98)
STF FED6841F.1

                                    EXHIBIT C

                                       to

                 Asset Purchase Agreement Dated January 4, 2002

                                     between

                       Alltel Information Services, Inc.,
                                Euronet USA Inc.

                                       and

                            EFT Network Services, LLC

   ---------------------------------------------------------------------------


                         Historical Financial Statements

                            EFT NETWORK SERVICES LLC.
                                INCOME STATEMENT

                 FOR THE ELEVEN PERIODS ENDED NOVEMBER 30, 2001

                                             PERIOD TO DATE                            YEAR TO DATE
                                       ACTUAL     %  PRIOR YEAR      %        ACTUAL     %  PRIOR YEAR     %
REVENUE

   MEMBER JOINING FEES                      0    .0           0     .0             0    .0      17,500   1.1
   CARD MANAGEMENT FEES                 8,501   3.3      (1,652)  (1.7)       94,699   4.4      99,340   6.4
   ATM LOGO PANEL FEES                      0    .0           0     .0           178    .0         450    .0
   ATM CARD EMBOSSING FEES                736    .3         660     .7         7,458    .3       9,277    .6
   ATM CARD-MISC. FEES                    253    .1         222     .2         5,636    .3       3,085    .2
   DRIVING ATM's PER/ATM               16,550   6.3      16,033   16.9       189,111   8.9     185,953  12.0
   ATM MONITORING FEES                  1,615    .6       1,070    1.1        15,900    .7      12,710    .8
   ATM UPTIME/DOWNTIME                  1,220    .5         500     .5         7,295    .3       6,162    .4
   POSITIVE BALANCE FILE                  764    .3         781     .8         8,669    .4       8,849    .6
   MODEMS LEASED REVENUES                 560    .2         480     .5         6,555    .3       5,720    .4
   NETWORK ACCESS FEES                  6,550   2.5      13,364   14.1        76,113   3.6      91,958   6.0
   NETWORK CIRCUIT P/T REVENUE         96,974  37.1       4,776    5.0       328,774  15.4     209,993  13.6
   NTWRK CONNECT FEES P/T REVENUE       1,650    .6       1,731    1.8        18,940    .9      43,124   2.8
   Stand-in Transaction Revenues        2,641   1.0        (247)   (.3)       20,493   1.0      25,859   1.7
   DEBIT CARD ACCESS FEES                 700    .3       1,500    1.6        15,700    .7      16,500   1.1
   DEBIT CARD TRANSACTIONS FEES           667    .3         800     .8         7,937    .4       8,800    .6
   DEBIT CARDS FEES P/T REVENUE       112,368  43.0      57,511   60.5     1,160,028  54.4     636,462  41.2
   INTERCHANGE FEES                         0    .0          (2)    .0           573    .0      82,553   5.3
   QUEST EBT TRANS. SET-UP FEES           650    .2         650     .7         7,150    .3       7,100    .5
   ATM INTERCHANGE FEES/ON US           4,000   1.5           0     .0        44,000   2.1      53,174   3.4
   REBILLED EXPENSES                        0    .0           0     .0         4,137    .2       2,287    .1
   HARDWARE REVENUE                     4,000   1.5           0     .0        96,117   4.5       1,350    .1
   HARDWARE INSTALLATION FEES               0    .0           0     .0             0    .0         400    .0
   INTEREST INCOME                        190    .1         195     .2         3,333    .2      15,367   1.0
   OTHER-MISC. FEES                       544    .2      (3,319)  (3.5)       13,186    .6        (608)   .0

     TOTAL REVENUE                    261,133 100.0      95,053  100.0     2,131,982 100.0   1,543,365 100.0

COST OF SALES

   CARD ARTWORK:COST OF SALES               0    .0           0     .0            33    .0           0    .0
   MISC. ATM CARD COST                      0    .0           0     .0           453    .0         918    .1
   HARDWARE COST                            0    .0           0     .0        80,533   3.8         360    .0
   INTERCHANGE FEES-COST OF SALES           4    .0           0     .0         5,991    .3       5,817    .4
   NETWORK CIRCUIT PASS-THRU          105,522  40.4      13,063   13.7       257,879  12.1     236,649  15.3
   NETWORK CONNECTION FEES P/T            837    .3       1,847    1.9        73,210   3.4      29,373   1.9
   DEBIT CARDS FEES PASS THRU          26,598  10.2     (44,117) (46.4)      186,672   8.8     137,979   8.9
   REBILLED EXP. - COST OF SALES          133    .1         162     .2         3,165    .1       1,881    .1

     TOTAL COST OF SALES              133,094  51.0     (29,045) (30.6)      607,936  28.5     412,977  26.8

     GROSS PROFIT                     128,039  49.0     124,098  130.6     1,524,046  71.5   1,130,388  73.2

OPERATING EXPENSES

   ADVERTISING                              0    .0           0     .0           245    .0       2,663    .2
   AUDIT & ACCOUNTING                       0    .0         368     .4         1,102    .1       3,955    .3
   AUTO EXPENSES                           58    .0       2,376    2.5         4,051    .2       6,180    .4
   BANK CHARGES                           331    .1         192     .2         4,352    .2         592    .0
   BEEPER SERVICE                          14    .0          14     .0           197    .0         158    .0
   CARDS-SETUP EXPENSES                     0    .0          68     .1             0    .0         115    .0
   COMPUTER-SOFTWARE EXPENSE                0    .0           0     .0         6,370    .3           0    .0
   COMPUTER SUPPLIES                        0    .0           0     .0         8,445    .4           0    .0
   DEPRECIATION EXPENSE                 4,629   1.8       2,155    2.3        26,261   1.2      23,815   1.5
   Disaster Recovery                    2,347    .9           0     .0        27,781   1.3           0    .0
   DUES & SUBSCRIPTIONS                     0    .0           0     .0           525    .0          60    .0
   EDS/PULSE EFT-SERVICE FEES           1,264    .5       1,264    1.3        16,753    .8      13,911    .9
   INSURANCE-CASUALTY/E&O                   0    .0           0     .0             0    .0        (882)  (.1)
   LEGAL FEES                               0    .0           0     .0             0    .0         557    .0
   MAINTENANCE-SOFTWARE                 6,119   2.3       4,901    5.2        60,979   2.9      55,338   3.6
   MAINTENANCE-PRODUCTION HRDWRE          117    .0         117     .1         1,286    .1       1,463    .1
   MAINTENANCE-AS/400                     346    .1         328     .3         3,812    .2       4,554    .3
   MISCELLANEOUS                          164    .1         396     .4         1,004    .0       3,237    .2
   OFFICE LEASE                         3,700   1.4           0     .0        21,656   1.0       2,200    .1
   OFFICE SUPPLIES                          0    .0       1,115    1.2           985    .0       2,661    .2
   POSTAGE                                115    .0       1,528    1.6         3,877    .2       4,377    .3
   PRINTING AND FORMS                       0    .0           0     .0           535    .0         959    .1
   OFFICE EXPENSE                           0    .0       7,253    7.6         3,897    .2      11,644    .8
   FRANCHISE TAX                            0    .0           0     .0             0    .0          50    .0
   REPAIRS & MAINTENANCE                  410    .2           0     .0           698    .0           0    .0
   SOFTWARE AMORTIZATION                1,545    .6           4     .0        14,958    .7          53    .0
   Contract exten. amortization         7,902   3.0       7,903    8.3        86,922   4.1      86,923   5.6
   GOODWILL AMORTIZATION                2,080    .8       2,079    2.2        22,874   1.1      22,873   1.5
   TELEPHONE EXPENSE                      271    .1         871     .9         4,612    .2       3,700    .2
   TECHNICAL SUPPORT SERVICES               0    .0           0     .0             0    .0         420    .0
   CONSULTING FEES                          0    .0           0     .0         1,759    .1           0    .0
   OPERATIONS PERSONNEL                27,470  10.5      38,113   40.1       311,500  14.6     266,174  17.2
   BENEFITS EXPENSE                     4,034   1.5       9,528   10.0        41,895   2.0      66,543   4.3
   ENTERTAINMENT                            0    .0       2,250    2.4         4,853    .2       6,630    .4
   COMMERCIAL TRAVEL/AIRFARE                0    .0       1,390    1.5         4,701    .2       4,547    .3
   MEALS                                    0    .0         685     .7         1,953    .1       1,618    .1
   LODGING                                  0    .0       1,867    2.0         2,902    .1       3,061    .2

     TOTAL OPERATING EXPENSES          62,916  24.1      86,765   91.3       693,740  32.5     600,149  38.9

     NET INCOME FROM OPERATIONS        65,123  24.9      37,333   39.3       830,306  38.9     530,239  34.4

OTHER INCOME & EXPENSE

   MISCELLANEOUS INCOME                     0    .0           0     .0             0    .0          13    .0

     TOTAL OTHER INCOME & EXPENSE           0    .0           0     .0             0    .0          13    .0



                        *** CONFIDENTIAL INFORMATION ***
              PRELIMINARY STATEMENT - FOR DISCUSSION PURPOSES ONLY

                            EFT NETWORK SERVICES LLC.
                                INCOME STATEMENT

                 FOR THE ELEVEN PERIODS ENDED NOVEMBER 30, 2001

                                                PERIOD TO DATE                          YEAR TO DATE
                                       ACTUAL      %  PRIOR YEAR       %      ACTUAL       %  PRIOR YEAR       %
     EARNINGS BEFORE INCOME TAX        65,123   24.9      37,333    39.3     830,306    38.9     530,252    34.4

INCOME TAXES

    TOTAL INCOME TAXES                      0     .0           0      .0           0      .0           0      .0

    NET INCOME (LOSS)                  65,123   24.9      37,333    39.3     830,306    38.9     530,252    34.4


                        *** CONFIDENTIAL INFORMATION ***
              PRELIMINARY STATEMENT - FOR DISCUSSION PURPOSES ONLY

                            EFT NETWORK SERVICES LLC.
                                  BALANCE SHEET
                               NOVEMBER 30, 2001



                                     ASSETS


CURRENT ASSETS
   CHECKING-METROPOLITAN NATIONAL                       175,126
   DASH-FEES SETTLEMENT #121312                           1,426
   DASH-PULSE SETTLEMENT #120723                          2,465
   DASH-VISA DPS SETTLEMENT                                  10
   ACCOUNTS RECEIVABLE                                  342,809
   DUE FROM HUNGARY IS                                      170
   PREPAID EXPENSES                                         277

   TOTAL CURRENT ASSETS                                                 522,283

FIXED ASSETS                                              3,217
   FURNITURE, FIXTURES & EQUIPMENT                      111,712
   COMPUTER EQUIPMENT                                   341,132
   COMPUTER SOFTWARE                                      4,900
   DSU/MODEMS - LEASE                                  (428,038)
   ACCUMULATED DEPRECIATION/AMORT                                        32,923

   TOTAL FIXED ASSETS

OTHER ASSETS
   Contract Extension Renewal                           474,123
   Goodwill                                             249,531
   ACCUMULATED AMORTIZATION                            (289,463)

   TOTAL OTHER ASSETS                                                   434,191

   TOTAL ASSETS                                                         989,397

                             LIABILITIES AND EQUITY

CURRENT LIABILITIES
   ACCOUNTS PAYABLE                                     111,666
   DUE TO/FROM ARKSYS                                (1,703,761)
   ACCRUED SALES TAX PAYABLE                             (2,111)
   ACCRUED EXPENSES                                      18,510

   TOTAL CURRENT LIABILITIES                                         (1,575,696)

LONG-TERM LIABILITIES

   TOTAL LONG-TERM LIABILITIES                                                0

   TOTAL LIABILITIES                                                 (1,575,696)

EQUITY
   MEMBER EQUITY-ARKANSAS SYSTEMS                       309,430
   PAID IN CAPITAL                                      723,654
   RETAINED EARNINGS - PRIOR                            701,702
   RETAINED EARNINGS-CURRENT YEAR                       830,307

   TOTAL EQUITY                                                       2,565,093

   TOTAL LIABILITIES AND EQUITY                                         989,397



                              Company Confidential
                 PRELIMINARY STATEMENT - FOR DISCUSSION PURPOSES
                                      ONLY

                            EFT NETWORK SERVICES LLC.
                             INCOME STATEMENT-BUDGET
                                  BUDGET REPORT
                 FOR THE ELEVEN PERIODS ENDED NOVEMBER 30, 2001


                                               PERIOD TO DATE                          YEAR TO DATE
                                      ACTUAL    CURR BUDGET    BUDGET VAR       ACTUAL  CURR BUDGET     BUDGET VAR
REVENUE

   CARD MANAGEMENT FEES                8,501                        8,501       94,699                      94,699
   ATM LOGO PANEL FEES                                                             178                         178
   ATM CARD EMBOSSING FEES               736                          736        7,458                       7,458
   ATM CARD-MISC. FEES                   253                          253        5,636                       5,636
   DRIVING ATM's PER/ATM              16,550                       16,550      189,111                     189,111
   ATM MONITORING FEES                 1,615                        1,615       15,900                      15,900
   ATM UPTIME/DOWNTIME                 1,220                        1,220        7,295                       7,295
   POSITIVE BALANCE FILE                 764                          764        8,669                       8,669
   MODEMS LEASED REVENUES                560                          560        6,555                       6,555
   NETWORK ACCESS FEES                 6,550                        6,550       76,113                      76,113
   NETWORK CIRCUIT P/T REVENUE        96,974                       96,974      328,774                     328,774
   NTWRK CONNECT FEES P/T REVENUE      1,650                        1,650       18,940                      18,940
   Stand-in Transaction Revenues       2,641                        2,641       20,493                      20,493
   DEBIT CARD ACCESS FEES                700                          700       15,700                      15,700
   DEBIT CARD TRANSACTIONS FEES          667                          667        7,937                       7,937
   DEBIT CARDS FEES P/T REVENUE      112,368        259,000      (146,632)   1,160,028    2,413,000     (1,252,972)
   INTERCHANGE FEES                                                                573                         573
   QUEST EBT TRANS. SET-UP FEES          650                          650        7,150                       7,150
   ATM INTERCHANGE FEES/ON US          4,000                        4,000       44,000                      44,000
   REBILLED EXPENSES                                                             4,137                       4,137
   HARDWARE REVENUE                    4,000                        4,000       96,117                      96,117
   INTEREST INCOME                       190                          190        3,333                       3,333
   OTHER-MISC. FEES                      544                          544       13,186                      13,186

     TOTAL REVENUE                   261,133        259,000         2,133    2,131,982    2,413,000       (281,018)

COST OF SALES

   CARD ARTWORK:COST OF SALES                                                       33                          33
   MISC. ATM CARD COST                                                             453                         453
   HARDWARE COST                                                                80,533                      80,533
   INTERCHANGE FEES-COST OF SALES          4                            4        5,991                       5,991
   NETWORK CIRCUIT PASS-THRU         105,522                      105,522      257,879                     257,879
   NETWORK CONNECTION FEES P/T           837                          837       73,210                      73,210
   DEBIT CARDS FEES PASS THRU         26,598         46,000       (19,402)     186,672      462,000       (275,328)
   REBILLED EXP. - COST OF SALES         133                          133        3,165                       3,165

     TOTAL COST OF SALES             133,094         46,000        87,094      607,936      462,000        145,936

     GROSS PROFIT                    128,039        213,000       (84,961)   1,524,046    1,951,000       (426,954)

OPERATING EXPENSES

   ADVERTISING                                        1,000        (1,000)         245       12,000        (11,755)
   AUDIT & ACCOUNTING                                                            1,102                       1,102
   AUTO EXPENSES                          58                           58        4,051                       4,051
   BANK CHARGES                          331                          331        4,352                       4,352
   BEEPER SERVICE                         14                           14          197                         197
   COMPUTER-SOFTWARE EXPENSE                          1,000        (1,000)       6,370       11,000         (4,630)
   COMPUTER SUPPLIES                                                             8,445                       8,445
   DEPRECIATION EXPENSE                4,629         11,000        (6,371)      26,261      127,000       (100,739)
   Disaster Recovery                   2,347                        2,347       27,781                      27,781
   DUES & SUBSCRIPTIONS                                                            525                         525
   EDS/PULSE EFT-SERVICE FEES          1,264                        1,264       16,753                      16,753
   OPERATING EXPENSES                 10,561         30,000       (19,439)      98,031      330,000       (231,969)
   REPAIRS & MAINTENANCE                 410                          410          698                         698
   SOFTWARE AMORTIZATION               1,545                        1,545       14,958                      14,958
   Contract exten. amortization        7,902                        7,902       86,922                      86,922
   GOODWILL AMORTIZATION               2,080                        2,080       22,874                      22,874
   TELEPHONE EXPENSE                     271                          271        4,612                       4,612
   CONSULTING FEES                                                               1,759                       1,759
   SALES REPRESENTATIVE                                                          6,668                       6,668
   OPERATIONS PERSONNEL               27,470         30,000        (2,530)     304,832      324,000        (19,168)
   BENEFITS EXPENSE                    4,034                        4,034       41,895                      41,895
   ENTERTAINMENT                                                                 4,853                       4,853
   COMMERCIAL TRAVEL/AIRFARE                                                     4,701                       4,701
   MEALS                                              2,000        (2,000)       1,953       22,000        (20,047)
   LODGING                                                                       2,902                       2,902

     TOTAL OPERATING EXPENSES         62,916         75,000       (12,084)     693,740      826,000       (132,260)

     NET INCOME FROM OPERATIONS       65,123        138,000       (72,877)     830,306    1,125,000       (294,694)

OTHER INCOME & EXPENSE

     TOTAL OTHER INCOME & EXPENSE          0              0             0            0            0              0

     EARNINGS BEFORE INCOME TAX       65,123        138,000       (72,877)     830,306    1,125,000       (294,694)

INCOME TAXES

     TOTAL INCOME TAXES                    0              0             0            0            0              0

     NET INCOME (LOSS)                65,123        138,000       (72,877)     830,306    1,125,000       (294,694)

   EBITDA                             81,279        149,000       (67,721)     981,321    1,252,000       (270,679)


                        *** CONFIDENTIAL INFORMATION ***
              PRELIMINARY STATEMENT - FOR DISCUSSION PURPOSES ONLY

                                                       EFT NETWORK SERVICES LLC.
INCOME STATEMENT
                                                         FOR COMBINED OPERATIONS
                                      FOR THE 12 PERIODS ENDED DECEMBER 31, 2000
--------------------------------------------------------------------------------

                                                               PERIOD TO DATE           YEAR TO DATE
                                                           ----------------------   ---------------------
                                                             ACTUAL       PERCENT      ACTUAL     PERCENT
                                                           -----------    -------   ------------  -------
REVENUE

     MEMBER JOINING FEES                                   $       .00        .0%      17,500.00      1.1
     CARD MANAGEMENT FEES                                     1,078.70       1.2      100,419.00      6.2
     ATM LOGO PANEL FEES                                           .00        .0          450.00       .0
     ATM CARD EMBOSSING FEES                                    620.95        .7        9,897.80       .6
     ATM CARD-MISC. FEES                                        210.35        .2        3,295.17       .2
     DRIVING ATM's PER/ATM                                   16,162.50      18.2      202,115.86     12.4
     ATM MONITORING FEES                                      1,070.00       1.2       13,780.00       .8
     ATM UPTIME/DOWNTIME                                        501.67        .6        6,663.34       .4
     POSITIVE BALANCE FILE                                      785.94        .9        9,634.99       .6
     MODEMS LEASED REVENUES                                     480.00        .5        6,200.00       .4
     NETWORK ACCESS FEES                                      5,350.00       6.0       97,308.34      6.0
     NETWORK CIRCUIT P/T REVENUE                             (4,124.17)     (4.6)     205,868.41     12.6
     NTWRK CONNECT FEES P/T REVENUE                           4,540.85       5.1       47,664.99      2.9
     Stand-in Transaction Revenues                            1,262.50       1.4       27,121.00      1.7
     DEBIT CARD ACCESS FEES                                   1,500.00       1.7       18,000.00      1.1
     DEBIT CARD TRANSACTIONS FEES                               800.00        .9        9,600.00       .6
     DEBIT CARDS FEES P/T REVENUE                            56,113.28      63.2      692,575.87     42.4
     INTERCHANGE FEES                                            27.95        .0       82,580.64      5.1
     QUEST EBT TRANS. SET-UP FEES                               650.00        .7        7,750.00       .5
     ATM INTERCHANGE FEES/ON US                                    .00        .0       53,173.90      3.3
     REBILLED EXPENSES                                             .00        .0        2,287.50       .1
     HARDWARE REVENUE                                         1,350.00       1.5        2,700.00       .2
     HARDWARE INSTALLATION FEES                                 200.00        .2          600.00       .0
     INTEREST INCOME                                            154.67        .2       15,521.05      1.0
     OTHER-MISC. FEES                                              .00        .0         (607.81)      .0
                                                             ---------     -----    ------------    -----
     TOTAL REVENUE                                           88,735.19     100.0    1,632,100.05    100.0

COST OF SALES

     MISC. ATM CARD COST                                           .00        .0          917.64       .1
     HARDWARE COST                                                 .00        .0          360.00       .0
     INTERCHANGE FEES-COST OF SALES                                .00        .0        5,817.70       .4
     NETWORK CIRCUIT PASS-THRU                                5,517.86       6.2      242,166.44     14.8
     NETWORK CONNECTION FEES P/T                              1,846.92       2.1       31,220.49      1.9
     DEBIT CARDS FEES PASS THRU                             (10,593.41)    (11.9)     127,384.79      7.8
     REBILLED EXP. - COST OF SALES                              162.75        .2        2,044.23       .1
                                                             ---------     -----    ------------    -----
     TOTAL COST OF SALES                                     (3,065.88)     (3.5)     409,911.29     25.1
                                                             ---------     -----    ------------    -----
        GROSS PROFIT                                         91,801.07     103.5    1,222,188.76     74.9



Company Confidential
Unaudited Segment of Euronet USA Inc.


--------------------------------------------------------------------------------
                                                                         Page: 1

                                                       EFT NETWORK SERVICES LLC.
INCOME STATEMENT

                                                         FOR COMBINED OPERATIONS
                                      FOR THE 12 PERIODS ENDED DECEMBER 31, 2000
--------------------------------------------------------------------------------


                                                                PERIOD TO DATE           YEAR TO DATE
                                                             -------------------      -------------------
                                                               ACTUAL    PERCENT        ACTUAL    PERCENT
                                                             ---------   -------      ----------  -------
OPERATING EXPENSES

     ADVERTISING                                             $     .00         0%       2,663.18       .2
     AUDIT & ACCOUNTING                                         367.50        .4        4,322.50       .3
     AUTO EXPENSES                                              320.04        .4        6,500.13       .4
     BANK CHARGES                                               590.15        .7        1,181.31       .1
     BEEPER SERVICE                                              14.39        .0          173.12       .0
     CARDS-SETUP EXPENSES                                          .00        .0          114.87       .0
     DEPRECIATION EXPENSE                                     2,154.53       2.4       25,969.14      1.6
     DUES & SUBSCRIPTIONS                                          .00        .0           60.20       .0
     EDS/PULSE EFT-SERVICE FEES                               1,264.68       1.4       15,176.06       .9
     INSURANCE-CASUALTY/E&O                                        .00        .0         (882.33)     (.1)
     LEGAL FEES                                                    .00        .0          556.63       .0
     MAINTENANCE-SOFTWARE                                     4,900.66       5.5       60,238.52      3.7
     MAINTENANCE-PRODUCTION HRDWRE                              116.91        .1        1,580.42       .1
     MAINTENANCE-AS/400                                         327.93        .4        4,882.29       .3
     MISCELLANEOUS                                              400.00        .5        3,636.25       .2
     OFFICE LEASE                                                  .00        .0        2,200.00       .1
     OFFICE SUPPLIES                                               .00        .0        2,661.63       .2
     POSTAGE                                                     30.52        .0        4,406.84       .3
     PRINTING AND FORMS                                            .00        .0          959.01       .1
     OFFICE EXPENSE                                           2,235.00       2.5       13,878.94       .9
     FRANCHISE TAX                                                 .00        .0           50.00       .0
     REPAIRS & MAINTENANCE                                      185.72        .2          185.72       .0
     SOFTWARE AMORTIZATION                                        4.87        .0           58.33       .0
     Contract exten. amortization                             7,902.06       8.9       94,824.69      5.8
     GOODWILL AMORTIZATION                                    2,079.41       2.3       24,953.06      1.5
     TELEPHONE EXPENSE                                          221.37        .2        3,920.82       .2
     TECHNICAL SUPPORT SERVICES                                    .00        .0          420.00       .0
     CONSULTING FEES                                          6,830.00       7.7        6,830.00       .4
     SALES REPRESENTATIVE                                          .00        .0       77,400.00      4.7
     OPERATIONS PERSONNEL                                    44,011.88      49.6      232,785.71     14.3
     BENEFITS EXPENSE                                        11,002.97      12.4       77,546.46      4.8
     ENTERTAINMENT                                              444.73        .5        7,074.35       .4
     COMMERCIAL TRAVEL/AIRFARE                                  289.00        .3        4,836.00       .3
     MEALS                                                       62.30        .1        1,680.50       .1
     LODGING                                                       .00        .0        3,061.32       .2
                                                             ---------     -----      ----------    -----
     TOTAL OPERATING EXPENSES                                85,756.62      96.6      685,905.67     42.0
                                                             ---------     -----      ----------    -----

        NET INCOME FROM OPERATIONS                            6,044.45       6.8      536,283.09     32.9

OTHER INCOME & EXPENSE

     MISCELLANEOUS INCOME                                       173.83        .2          187.02       .0


Company Confidential
Unaudited Segment of Euronet USA Inc.



--------------------------------------------------------------------------------
                                                                         Page: 2

                                                       EFT NETWORK SERVICES LLC.
INCOME STATEMENT FOR COMBINED OPERATIONS

                                      FOR THE 12 PERIODS ENDED DECEMBER 31, 2000
--------------------------------------------------------------------------------


                                                         PERIOD TO DATE            YEAR TO DATE
                                                     --------------------     --------------------
                                                       ACTUAL     PERCENT       ACTUAL     PERCENT
                                                     ----------   -------     ----------   -------
   TOTAL OTHER INCOME & EXPENSE                      $   173.83      .2%          187.02        .0
                                                     ----------     ---       ----------      ----

     EARNINGS BEFORE INCOME TAX                        6,218.28     7.0       536,470.11      32.9
                                                     ----------     ---       ----------      ----

     NET INCOME (LOSS)                               $ 6,218.28     7.0%      536,470.11      32.9
                                                     ==========     ===       ==========      ====

Company Confidential
Unaudited Segment of Euronet USA Inc.



--------------------------------------------------------------------------------
                                                                         Page: 3

                                                       EFT NETWORK SERVICES LLC.
BALANCE SHEET
                                                              DECEMBER 31, 2000
--------------------------------------------------------------------------------




                                     ASSETS

CURRENT ASSETS

   CHECKING-METROPOLITAN NATIONAL                     $  50,933.27
   DASH-FEES SETTLEMENT #121312                          26,009.07
   DASH-PULSE SETTLEMENT #120723                          9,403.07
   ACCOUNTS RECEIVABLE                                  250,402.98
   DUE FROM HUNGARY IS                                      170.45
   PREPAID EXPENSES                                         701.44
                                                      ------------
   TOTAL CURRENT ASSETS                                                    337,620.28

FIXED ASSETS

   FURNITURE, FIXTURES & EQUIPMENT                        3,216.94
   COMPUTER EQUIPMENT                                   109,429.92
   COMPUTER SOFTWARE                                    294,106.50
   DSU/MODEMS - LEASE                                     4,900.00
   ACCUMULATED DEPRECIATION/AMORT                      (393,980.56)
                                                      ------------
   TOTAL FIXED ASSETS                                                       17,672.80

OTHER ASSETS

   Contract Extension Renewal                           474,123.46
   Goodwill                                             249,530.86
   ACCUMULATED AMORTIZATION                            (179,666.61)
                                                      ------------

   TOTAL OTHER ASSETS                                                      543,987.71
                                                                          -----------
       TOTAL ASSETS                                                       $899,280.79
                                                                          ===========







Company Confidential
Unaudited Segment of Euronet USA Inc.



--------------------------------------------------------------------------------
                                                                         Page: 1

                                                       EFT NETWORK SERVICES LLC.
BALANCE SHEET
                                                               DECEMBER 31, 2000
--------------------------------------------------------------------------------




                             LIABILITIES AND EQUITY

CURRENT LIABILITIES

   ACCOUNTS PAYABLE                                    $  48,493.92
   DUE TO/FROM ARKSYS                                   (852,677.40)
   ACCRUED SALES TAX PAYABLE                                  66.54
   ACCRUED EXPENSES                                      (31,388.24)
                                                       ------------
   TOTAL CURRENT LIABILITIES                                                (835,505.18)
                                                                          -------------
     TOTAL LIABILITIES                                                      (835,505.18)

EQUITY

   MEMBER EQUITY-ARKANSAS SYSTEMS                        309,429.63
   PAID IN CAPITAL                                       723,654.32
   RETAINED EARNINGS - PRIOR                             165,231.91
   RETAINED EARNINGS-CURRENT YEAR                        536,470.11
                                                       ------------
   TOTAL EQUITY                                                            1,734,785.97
                                                                          -------------
     TOTAL LIABILITIES AND EQUITY                                         $  899,280.79
                                                                          =============











Company Confidential
Unaudited Segment of Euronet USA Inc.


--------------------------------------------------------------------------------
                                                                         Page: 2

                                    EXHIBIT D

                               IBM Acquired Assets

1.   9406 Midrange AS/400 processor Model 720 (Serial No. 43W3M)
2.   9406 Midrange AS/400 processor Model 720 (Serial No. 43W4M)
3.   External v.34 Data/Fax Type/Serial 7852/42P1788
4.   External v.34 Data/Fax Type/Serial 7852/42P1846
5. International Product License Agreement for the IBM AS/400 operating system software Resource Code ID#5769SS1 and Resource Code ID#5796999